                                                                   EXHIBIT 10.51

                                    GALLERIA
                                     ATLANTA
                             OFFICE LEASE AGREEMENT

                              ELTRAX SYSTEMS, INC.



                                TABLE OF CONTENTS

                                                                                      Page
PARAGRAPH                 1      TERM AND POSSESSION                                    1
                          2      MONTHLY RENTAL                                         2
                          3      SECURITY DEPOSIT                                       7
                          4      OCCUPANCY AND USE                                      7
                          5      COMPLIANCE WITH LAWS                                   7
                          6      ALTERATIONS                                            8
                          7      REPAIR                                                 9
                          8      LIENS                                                  9
                          9      ASSIGNMENT AND SUBLETTING                              9
                          10     INSURANCE AND INDEMNIFICATION                          10
                          11     WAIVER OF SUBROGATION                                  11
                          12     SERVICE AND UTILITIES                                  12
                          13     ESTOPPEL CERTIFICATE                                   14
                          14     HOLDING OVER                                           14
                          15     SUBORDINATION                                          15
                          16     RE-ENTRY BY LANDLORD                                   15
                          17     INSOLVENCY OR BANKRUPTCY                               15
                          18     DEFAULT AND REMEDIES                                   16
                          19     DAMAGE BY FIRE                                         18
                          20     CONDEMNATION                                           19
                          21     SALE BY LANDLORD                                       20
                          22     RIGHT OF LANDLORD TO PERFORM                           20
                          23     SURRENDER OF PREMISES                                  20
                          24     WAIVER                                                 20
                          25     NOTICES                                                21
                          26     CERTAIN RIGHTS RESERVED TO LANDLORD                    21
                          27     ABANDONMENT                                            22
                          28     SUCCESSORS AND ASSIGNS                                 22
                          29     ATTORNEY'S FEES                                        22
                          30     CORPORATE AUTHORITY                                    22
                          31     MORTGAGE APPROVALS                                     22
                          32     MISCELLANEOUS                                          22
                          33     LANDLORD'S LIEN                                        23
                          34     QUIET ENJOYMENT                                        23
                          35     LANDLORD'S LIABILITY                                   23
                          36     RIGHT TO RELOCATE                                      24
                          37     NO ESTATE                                              24
                          38     LEASE EFFECTIVE DATE                                   24
                          39     RULES AND REGULATIONS                                  24
                          40     SPECIAL STIPULATIONS                                   24
                          41     GUARANTY                                               24
                          42     CONDITION                                              24
                          43     BROKERAGE COMMISSIONS                                  24
                          44     EXCULPATION                                            25
EXHIBIT                   A      RULES AND REGULATIONS
                          B      WORK LETTER AGREEMENT
                          C      ESTOPPEL CERTIFICATE
                          D      FLOOR PLAN OF DEMISED PREMISES
                          E      SPECIAL STIPULATIONS
                          G      INSURANCE

                                    GALLERIA
                                     ATLANTA

                             OFFICE LEASE AGREEMENT

         THIS LEASE is made as of the 20th day of September, 1999 between Galleria 400, LLC (hereinafter called "Landlord") and Eltrax Systems, Inc. (hereinafter called "Tenant").

                                  WITNESSETH:

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "D" attached hereto and made a part thereof, being located in Atlanta Galleria Office Tower No. 400, a multistory office building (the "Building") constructed on a parcel of land (the "Property") bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South.

PREMISES:        Atlanta Galleria-Office Tower No. 400
                 400 Galleria Parkway
                 Atlanta, Cobb County, Georgia
                 Square Feet: 48,859 Suite Number: 200 and 300
                 Floor(s): 2nd and 3rd

1. TERM AND      1. (a)  The term of this Lease as to the portion of the
   POSSESSION.   Premises located on the 3rd floor of the Building (the "3rd
                 Floor") shall begin on the earlier to occur of the following
                 (the "3rd Floor Commencement Date"): (i) February 1, 2000 or
                 (ii) the date Tenant takes possession of all or a portion of the 3rd Floor (except for the purpose of installing Tenant's improvements, equipment and similar items). The term of this Lease as to the portion of the Premises located on the 2nd floor of the Building (the "2nd Floor") shall begin on the earlier to occur of the following (the "2nd Floor Commencement
                 Date"): (i) February 1, 2000 or (ii) the date Tenant takes possession of all or a portion of the 2nd Floor (except for the purpose of installing Tenant's improvements, equipment and similar items). The term of this Lease (the "Lease Term") shall extend from the 3rd Floor Commencement Date and the 2nd Floor
                 Commencement Date as set forth above and shall continue for One
                 Hundred Twenty (120) months (or until sooner terminated as provided herein) from the latter to occur of the 2nd Floor
                 Commencement Date or the 3rd Floor Commencement Date (such latter date being hereinafter referred to as the "Final
                 Commencement Date"), except that if such Final Commencement
                 Date is other than the first day of a calendar month, the Lease
                 Term shall be extended for the remainder of that calendar month. The first lease year of the Lease Term shall therefore extend from the earlier to occur of the 2nd Floor Commencement
                 Date and the 3rd Floor Commencement Date (such earlier date being hereinafter referred to as the "Initial Commencement
                 Date") to the first anniversary of the Final Commencement Date
                 (unless the Final Commencement Date is other than the first day of a calendar month, in which event the first lease year shall extend for the remainder of that calendar month). Unless otherwise expressly stated herein, any reference in this Lease to the "Commencement Date" shall be deemed to mean the Initial
                 Commencement Date.

                    (b) The Completion Date as to the 3rd Floor or the 2nd
                 Floor, as the case may be, shall be the earlier of (i) the date upon which such portion of the Premises have been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Premises), or
                 (ii) the date on which Tenant takes possession of a portion of or all of such portion of the Premises except for purposes of installing Tenant's improvement's, equipment and similar items; provided, however, that if Landlord shall be delayed in such substantial completion as a result of any of the following (each, a "Tenant Delay"): (1) Tenant's failure to agree to plans, specifications, or cost estimates before the dates referred to in the Work Letter Agreement attached hereto as Exhibit "B" and made a part hereof; (2) Tenant's request for materials, finishes or installations other than Landlord's standard provided Landlord notifies Tenant that such materials, finishes or installations may cause a delay; (3) Tenant's changes in plans after Landlord's and Tenant's approval thereof in accordance with the provisions of Exhibit "B" hereto; or (4) the physical interference with Landlord's completion of the Premises by a party employed by Tenant provided Landlord gives prompt notice of such delay to Tenant, the Completion Date and the payment of rent hereunder shall be accelerated by the number of days of such delay, but in no event prior to February 1, 2000.

                    (c) Landlord agrees to perform the "Building Standard Work"
                 or "Building Nonstandard Work" in the Premises as provided in the Work Letter Agreement (the "Landlord's Work") with diligence, subject to events and delays due to causes beyond its reasonable control. The Premises shall be deemed substantially completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the provisions of the Work Letter Agreement, subject only to the completion of items on Landlord's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for Tenant), and a certificate of occupancy has been issued for the Premises permitting Tenant to occupy and use the Premises. Tenant shall have the right to install Tenant's improvements and equipment in the Premises while Landlord is performing the Landlord's Work, so long as such installation by Tenant shall not interfere with Landlord's completion of the Landlord's Work.

                    (d) The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken, subject to punchlist items, and to latent defects identified by Tenant within ninety (90) days after the Commencement Date.

2. MONTHLY       2. (a)  Tenant shall pay to Landlord throughout the term of
   RENTAL.       this Lease annual rental payable in equal monthly rental
                 installments in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord or to such other firm as Landlord may from time to time designate in writing in the following amounts:.

                             Rent Per Rentable
Lease Year                      Square Foot      Annual Rent      Monthly Rent
----------                      -----------      -----------      ------------
One

  (I) PRIOR TO FINAL
      COMMENCEMENT DATE             25.00          614,650.00       51,220.83

 (II) ON AND AFTER FINAL
      COMMENCEMENT DATE             25.00        1,221,475.00      101,789.58
Two                                 25.60        1,250,790.40      104,232.53
Three                               26.20        1,280,105.80      106,675.48
Four                                26.80        1,309,421.20      109,118.43
Five                                27.40        1,338,736.60      111,561.38
Six                                 28.00        1,368,052.00      114,004.33
Seven                               28.60        1,397,367.40      116,447.28
Eight                               29.20        1,426,682.80      118,890.23
Nine                                29.80        1,455,998.20      121,333.18
Ten                                 30.40        1,485,313.60      123,776.13

              notwithstanding the foregoing, rent during the period from the Initial Commencement Date to the day immediately preceding the Final Commencement Date shall be reduced by $16,770.00 per month, and rent during the period on and after the Final Commencement Date through april 30, 2000 shall be reduced by $33,540.00 per month (with such amounts being prorated for partial months, if any); provided, however, that the rent reduction provided in this sentence shall not extend beyond april 30, 2000 regardless of the date that the 3rd Floor commencement date and the 2nd Floor Commencement Date actually occur.

              Until notified otherwise, Tenant shall submit all payments to the following address:
                   Childress Klein/Galleria 400, LLC
                   Post Office Box 932072
                   Atlanta, GA 31193-2072
              Said rental is subject to adjustments as provided herein below. If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

                     (b) Tenant recognizes that late payment of any rent or
              other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten
              (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due. Notwithstanding the foregoing, Tenant shall not be required to pay a late charge for the first late payment during each calendar year for which such late payment would otherwise be due.

                     (c) The monthly rental payable hereunder shall be subject
              to adjustment each calendar year during the term of this Lease, commencing January 1, 2001, in the following manner:

                            (i) Tenant shall pay to Landlord as additional rent Tenant's proportionate share of the amount by which the Direct Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Direct Operating Expenses for the base year 2000 (hereinafter called the "Base Year"). Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year. Direct Operating Expenses shall be calculated on an accrual basis, using a method consistent with the Base Year calculation method. For the purpose of estimating the Direct Operating Expenses during each subsequent year after the Base Year, Landlord shall reasonably estimate such expenses (assuming ninety-five percent (95%) occupancy of the Building if the actual occupancy is less than ninety-five percent) based on the actual Direct Operating Expenses for the preceding year and any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated. Notwithstanding anything contained in this Lease to the contrary, for purposes of determining Direct Operating Expenses for the Base Year and each calendar year subsequent to the Base Year, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any calendar year, the actual Direct Operating Expenses, including taxes, for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year had the occupancy of the Building been ninety-five percent (95%) throughout such year and had the Building been fully assessed for property tax purposes as a completed building, and the amount so estimated shall be deemed to be the Direct Operating Expenses for such calendar year.

                            (ii) "Tenant's Proportionate Share of Direct Operating Expenses" shall mean, for each calendar year (or portion thereof), the product of (i) the Operating Expense Amount (defined below) multiplied by (ii) a fraction, the numerator of which is the number of square feet contained in the Premises (48,859) and the denominator of which is the number of rentable square feet contained in the Building (432,402). As used herein, the "Operating Expense Amount" shall mean, for each calendar year (or portion thereof), the amount by which the Direct Operating Expenses (defined below) exceeds the Base Year's Direct Operating Expenses.

                            (iii) For purposes of this Lease, the term "Direct
                     Operating Expenses" shall consist of all "Operating Costs" (as hereinafter defined) for the Building, and the Building's share of all Operating Costs for any parking area and common area serving the Building, and the Property (the Building, the parking area, the common area and the Property being hereinafter referred to collectively as the "Project"). For purposes of this Lease, the term "Operating Costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

                            a. Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of Senior Property Manager, Engineering Manager, Building Manager, Accounting Manager, Construction Manager, Promotions Manager, Security Manager, and each department's supporting personnel and administrative assistants, engineers, construction department, superintendents, watchmen, porters and any other personnel engaged in the operation and maintenance of the Project and associated overhead.


                            b. The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project, except that the cost of motor vehicles or other similar heavy equipment shall be amortized over its useful life.

                            c. The cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Project (and not for any individual tenant) and the costs of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord.

                            d. The cost of all agreements for maintenance and service of the Project (and not for any individual tenant) and the equipment therein, including, but not limited to, agreements relating to security service, window cleaning, elevator maintenance, chiller maintenance, Building management, janitorial service, pest control and landscaping maintenance.

                            e. The cost of maintaining sprinkler systems, fire extinguishers and fire hoses, emergency systems and equipment that may be now or hereafter required by the Americans With Disabilities Act (except as provided in Subparagraph 5(c) of this Lease), and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof; any costs incurred in order to comply with all changes to governmental laws, statutes, ordinances, rules, regulations or requirements currently in effect, all changes in interpretation of governmental laws, statutes, ordinances, rules, regulations or requirements currently in effect, and all future governmental laws, statutes, ordinances, rules, regulations or requirements; and the costs incurred in order to comply with requirements of any insurer or mortgagee, where such requirements concern safety or structural features of the Building and are commercially reasonable in light of requirements generally imposed in the insurance or real estate lending industries with respect to similar buildings.

                            f. Insurance premiums for insurance for the Project maintained by Landlord hereunder, including, but not limited to, premiums for insurance maintained by Landlord, business interruption or rental abatement insurance, garage keeper's insurance, and liability insurance.

                            g. The cost of repairs and general maintenance of the Project (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord), including, but not limited to: any management fees charged by Landlord in an amount not to exceed the greater of (i) five percent (5%), or
                            (ii) the percentage charged for the Base Year, of the Project revenues; promotional or seasonal expenses; maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to patrol the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

                            h. The amortization amount (including interest at a market rate generally available to owners of similar buildings for similar alterations or improvements) necessary to amortize the cost of capitalized alterations or improvements to the Project, including, but not limited to, the replacement of existing furniture, fixtures, equipment or systems that have become obsolete or do not function efficiently and effectively or as they were originally intended for a first class office building or are intended to reduce or control Operating Expenses. The amortization period selected by the Landlord shall reflect the useful life of the alteration or improvement.

                            i. All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen (including, but not limited to, Community Improvement District assessments), which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon (unless resulting from Landlord's failure to pay such amount when due), attributable to the Project or its operation (herein collectively called the "Impositions"), but exclusive of federal, state and local income taxes of Landlord (and any other tax imposed or measured by Landlord's income or profits), inheritance taxes, franchise taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property.

                            j. All assessments (if any) assessed against the Project during the Lease Term pursuant to any protective covenants, easement agreements or common area maintenance agreements now or hereafter of record against the Project including, but not limited to, any common area maintenance charges assessed pursuant to that certain Common Area Maintenance Agreement dated July 2, 1985, as said Agreement has been and may be amended from time to time.

                            k. Reasonable fees of accountants, attorneys and other consultants, professionals or advisors incurred by Landlord with respect to operational issues at the Project and for the benefit of tenants in the Building as a whole.

                            1. Any other costs or expenses incurred by Landlord in the operation of the Project that would be considered an expense of maintaining, operating or repairing the Project, all such costs and expenses being recorded on an accrual basis in accordance with accepted principles of sound management and accounting practices applicable to first class office building complexes and consistently applied.

                            Direct Operating Expenses shall not include the following items:

                                   Leasing commissions, finders' fees, brokerage
                            fees, and costs and fees incurred with the negotiation of leases (but not management fees); Costs of marketing the Building; Costs (including legal fees) incurred by Landlord in enforcing the terms of any tenant lease; Rent under any ground leases; Costs of furnishing services to other tenants or occupants to the extent that such services are in excess of services Landlord offers to all tenants at Landlord's expense; Lease takeover costs incurred by Landlord in connection with leases at the Property; Costs and expenses of the sale of all or any portion of the Property; Costs incurred by Landlord with respect to repairs, goods and services (including utilities sold and supplied to tenants and occupants of the Property) to the extent that Landlord is entitled to reimbursement for such costs from the tenants; Interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Property, or any part thereof, and all principal and other sums incurred in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or landlord, and all costs incurred in connection with any financing, refinancing or syndication of the Property, or any part thereof; Costs of the original construction of the Property; Income, franchise, transfer, inheritance, capital stock, estate, franchise, profit or gift taxes; Costs of repairs or replacements incurred by reason of fire or other casualty or condemnation in excess of the insurance deductible; Costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenant.


                            (iv) Nothing contained in this Section shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

                            (v) On or about December 31 of each calendar year during the Lease Term, Landlord shall estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct Operating Expenses for the ensuing calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its discretion, and shall not be subject to dispute by Tenant. The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as base rent.

                            (vi) Within One Hundred Twenty (120) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Section, Landlord shall advise Tenant in writing, of the amount of actual Direct Operating Expenses for such calendar year. If the Direct Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, Direct Operating Expenses for such calendar year are lower than the amount previously estimated, Tenant shall receive a credit (or in the event the term of this Lease has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of the estimated amount of Tenant's Proportionate Share of Direct Operating Expenses in the amount of such overpayment until depleted, but in no event shall Tenant's Proportionate Share of Direct Operating Expenses be deemed to be less than zero.

                            (vii) Tenant may audit Landlord once a year (for the
                     previous year only) for the purpose of ascertaining whether Landlord is in compliance with this Lease regarding the calculation of Direct Operating Expenses. Tenant shall give reasonable notice of the audit and a certified public accounting firm shall conduct the audit at the Landlord's office in a manner which is not unreasonably disruptive to Landlord's business. In the event any such audit reveals that Landlord's evaluation of Direct Operating Expenses for the Building exceeds actual Direct Operating Expenses for the Building by more than 10%, Landlord shall promptly (but not later than 30 days following demand by Tenant) reimburse Tenant for the reasonable costs of the audit.
                     In addition, Landlord shall remit to Tenant the amount of any overcharge to Tenant.

3. SECURITY   3. Tenant shall deposit with Landlord on or before the Fifth
   DEPOSIT.   (5th) anniversary of the Final Commencement Date the sum equal to the monthly rent due under this Lease for the full calendar month of the Lease Term commencing on such fifth (5th) anniversary of The Final Commencement Date, which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease. It is understood and agreed that such deposit is not an advance rental deposit or prepayment of the last month's rent due hereunder, and is not a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default or event of default by Tenant not cured within any applicable cure period provided for in this Lease, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant's last permitted assignee at such time not to exceed thirty (30) days after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Landlord shall not be required to keep any security deposit separate from its general funds. Upon the occurrence of any events of default or default as described in this Lease not cured within any applicable cure period provided for in this Lease, said security deposit shall become due and payable to Landlord. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so and to the extent such grantee assumes or is otherwise bound by Landlord's obligations with respect thereto, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

4. OCCUPANCY  4. (a) Tenant shall use and occupy the Premises for general office
   AND USE. purposes (which, for purposes hereof, may include computer testing and maintenance and operation of a help center twenty-four (24) hours a day, seven (7) days a week) and for no other use or purpose without the prior written consent of Landlord.

                 (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises (Landlord acknowledges that Eltrax Systems, Inc.'s use of the Premises for the purposes set forth above shall not in and of itself be deemed a violation of this Paragraph). Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

5. COMPLIANCE 5. (a) Tenant shall not use the Premises or permit anything to be WITH LAWS. done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. Notwithstanding anything contained in this paragraph to the contrary, Tenant shall not be responsible for ensuring that the common areas of the Building comply with applicable laws.

                        (b) Tenant shall not use, handle, store, deal in,
                   discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises, except for ordinary office cleaning supplies and solvents (in amounts customarily stored in offices), all of which shall be handled, stored and discharged only in accordance with all applicable laws, rules, ordinances and regulations. Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorneys' fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of any Hazardous Materials on or about the Premises or any environmental problems relating to the Premises to the extent caused by or related to the delivery, deposit or creation of Hazardous Materials on or about the Premises during the term of this Lease by Tenant or Tenant's agents, employees, contractors or invitees. As used herein, "Hazardous Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, ureaformaldhyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq.;
                   (C) the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. ss. 2601 et seq.;
                   (E) the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time (collectively, the "Environmental Laws").

                         (c) Landlord represents, to Landlord's actual
                   knowledge, that the Building is in compliance with the existing provisions of the Americans With Disabilities
                   Act as currently interpreted and that there are no Hazardous Materials on the Property in violation of any applicable environmental laws and regulations. Landlord shall be responsible for the Premises and the Building common areas being in compliance on the 2nd Floor Commencement Date and the 3rd Floor Commencement Date, as applicable, with the americans with disabilities act and other applicable building codes and laws, as in effect and as interpreted on the commencement date, with the cost of such compliance being born by Landlord as to the Building common areas and by Landlord and Tenant in accordance with Exhibit "B" hereto as to the Premises.

6. ALTERATIONS.    6. Tenant shall not make or suffer to be made any
                   alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed unless such alteration, addition or improvements affects the structural components of the Building or the roof of the Building, or are visible from the exterior of the Premises, and no such alterations, additions or improvements shall be made without the supervision of Landlord's designated agent or representative. In the event
                   Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies.
                   All work shall be performed in accordance with plans and specifications approved by Landlord, and each contractor and subcontractor must first be approved in writing by Landlord
                   (which approval shall not be unreasonably withheld or delayed), or if such work affects the structural components or the roof of the Building or are visible from the exterior of the Premises, at Landlord's option, the alteration, addition or improvement shall be made by Landlord for Tenant's account, and Tenant shall reimburse Landlord for the cost thereof upon demand. Tenant agrees that, except, for the initial tenant improvements constructed in the Premises, Landlord shall have the right to charge a fee for any and all construction supervision provided by Landlord's designated agents or representatives in connection with any alterations, additions, or improvements to the Premises by Tenant. Such fee, at Landlord's option, shall be either a fixed fee or a fee calculated on an hourly basis, considering the time expended by Landlord's agents or representatives in supervising Tenant's construction. Notwithstanding the foregoing, Tenant may repaint and recarpet the Premises, and perform other similar decorating alterations without the prior approval of Landlord, but after giving Landlord at least five (5) days prior notice.

7.  REPAIR.        Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. Tenant shall upon the expiration or sooner termination of the term hereof, unless Landlord demands otherwise as in Paragraph 23 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified in the Work Letter Agreement, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

8.  LIENS.         8.  Tenant shall keep the Premises free from any liens
                   arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within twenty (20) days following the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of SunTrust Bank in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate".
                   Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

9. ASSIGNMENT      9.  (a)  Tenant shall not sell, assign, encumber or otherwise
   AND SUBLETTING  transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which shall not be unreasonably withheld or delayed, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than fifteen
                   (15) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof; and supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the written request to sublet; and in such event
                   Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice and all said information, financial statements, verifications and related materials requested by Landlord, to terminate this Lease as to the portion of the Premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove and as adjusted pursuant to Paragraph 19(c), shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving said notice by Tenant with respect to any of the Premises, shall not exercise its right to terminate, Landlord may in its reasonable discretion withhold or grant its consent to Tenant's subletting the Premises specified in said notice. Tenant shall, at Tenant's own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Lease is terminated pursuant hereto (except that Tenant shall not be obligated for leasing commissions due for periods beyond the original term of this Lease if Landlord terminates this Lease pursuant to this Paragraph) and rented by Landlord to the proposed subtenant or any other tenant. Tenant agrees to pay to Landlord, promptly after request therefor, (i) the amount of all reasonable attorneys' fees and expenses incurred by Landlord in connection with any assignment or subletting issues or review of documentation relating thereto, and (ii) $500.00 as an administrative fee for Landlord's time and effort in connection with any assignment or subletting issues.

                         (b) Any subletting or assignment hereunder by Tenant
                     shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee. Notwithstanding any provision to the contrary contained herein, except for any Affiliate Transfer (as defined in Paragraph 9(g) below), any subletting or assignment by Tenant hereunder shall result in all rights of first refusal, rights of first offer, rights to expand, and renewal options granted herein being forfeited by Tenant and its assignee or subtenant. Tenant expressly acknowledges that Landlord intends for all of such rights to be personal and exclusive to Tenant, and that such rights are not subject to transfer to any other party.

                         (c) Landlord's consent to any sale, assignment,
                     encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

                         (d) For purposes of this Section, an assignment of
                     stock or other direct or indirect ownership interest in Tenant which constitutes a controlling interest in Tenant shall be deemed an assignment within the meaning of and be governed by this Section, except during any period when Tenant's stock is publicly traded.

                         (e) Notwithstanding any provision contained herein,
                     Tenant agrees that it shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or sublet the Premises or any portion thereof, to any tenant who currently leases space in the Building unless Landlord cannot accommodate such tenant in other space in the Building.


                         (f) If this Lease is assigned, or if the Premises or
                     any part thereof are sublet or occupied by anyone other than Tenant during the Lease Term (with or without Landlord's consent), Landlord shall be entitled to fifty percent (50%) of all rents, fees and other considerations paid by such subtenant, assignee or occupant with respect to the Premises, determined after commissions and tenant improvements paid by Tenant to third parties with respect thereto, in excess of the rental specified in this Lease. Notwithstanding the foregoing, Landlord shall not be entitled to any portion of such consideration received by Tenant in connection with a merger or reorganization involving Tenant or a sale of substantially all of the assets of Tenant.

                         (g) Notwithstanding the foregoing provisions of this
                     Paragraph 9, such consent of Landlord shall not be necessary or required in connection with any assignment or subletting to any firm, person, corporation, partnership or other entity (an "Affiliate"), now or hereafter directly or indirectly in control of, controlled by or under common control with Tenant, or which acquires all or substantially all of the assets or stock of Tenant, or into which or with which Tenant shall merge or consolidate (collectively, an "Affiliate Transfer"), provided that Tenant shall remain liable for performance of its obligations hereunder and, if Tenant shall not survive any such Affiliate Transfer as a separate, on-going business entity, the then creditworthiness of any successor to Tenant is at least substantially equal to the then creditworthiness of Tenant, as determined in Landlord's reasonable judgment. Tenant shall provide to Landlord at least ten (10) business days prior written notice of any proposed Affiliate Transfer, including information regarding the creditworthiness of the proposed transferee.

10. INSURANCE AND    10. (a) Landlord shall not be liable to Tenant and Tenant
    INDEMNIFICATION. hereby waives all claims against Landlord for any injury or damages to any person or property in or about the Premises by or from any cause whatsoever covered by Tenant's insurance or which would be covered by Tenant's insurance if Tenant maintained the insurance required by Tenant under this Lease, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof; except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's property manager or their respective employees acting within the scope of their duties or in the course of their employment with Landlord.

                        (b) Tenant shall hold Landlord harmless from and defend
                   and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, to the extent such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, or invitees. Tenant further agrees to indemnify, defend and save harmless Landlord against and from any and all claims in any manner relating to any work or thing whatsoever done by Tenant in or about, or any transactions of Tenant concerning, the Premises, and will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

                        (c) Landlord shall hold Tenant harmless from and defend
                   and indemnify Tenant against any and all claims or liabilities for any injury or damage to any person or property whatsoever occurring in, on or about the Building or the Property, but excluding the Premises, unless relating to Landlords entry into the Premises) to the extent such injury or damage shall be caused by the negligent acts or omissions of Landlord or Landlord's agents, employees, or contractors. Landlord further agrees to indemnify, defend and save Tenant harmless against any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease. The indemnifications by Landlord set forth in this Paragraph 10(c) are subject to any limitations contained in Paragraph 11 or elsewhere in this Lease. Furthermore, in case any action or proceeding be brought against Tenant by reason of any claims or liability, Landlord agrees to defend such action or proceeding at Landlord's sole expense by counsel reasonably satisfactory to Tenant. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

                        (d) Tenant agrees to purchase at its own expense and to
                   keep in force during the term of this Lease all insurance coverages required by Landlord to be maintained by tenants in the Building, including, but not limited to, the policies of insurance specified on Exhibit "G" attached to this Lease.

11.  WAIVER OF     11.  Each of Landlord and Tenant hereby releases the other
     SUBROGATION.  from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasors's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this Paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

12. SERVICE AND    12.  (a)  Landlord shall maintain, repair and replace in a
    UTILITIES.     manner consistent with comparable Class A office buildings in the metropolitan Atlanta area, the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, the roof, the exterior, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant (other than normal wear and tear from Tenant's usage), which damage shall be repaired by Landlord at Tenant's expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

                        (b) Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days (but exclusive, in any event, of Sundays and legal holidays, which legal holidays, for purposes hereof shall be New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas, and such other days as are identified by Landlord and are recognized in other Class A office buildings in the metropolitan Atlanta area), heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant's non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service.

                        Landlord acknowledges that Tenant intends to conduct
                   business in certain portions of the premises twenty-four (24) hours per day, seven (7) days per week, and that such usage will require heating and/or air conditioning beyond the normal operating hours of the Building. to accommodate such usage by Tenant, Tenant shall tie directly into the cooling tower for the Building so that heating and air conditioning to such portions of the premises can be provided on a twenty-four (24) hour per day, seven (7) day per week basis. to compensate Landlord for such after hours heating and cooling, including, but not limited to, depreciation and maintenance expenses for the cooling tower, Tenant shall pay to Landlord monthly, at the same time and in the same manner that payments of monthly rent are due under this Lease, the amount of $2,607.00 per month; provided, however, that in the event any other Tenant in the Building requires and is provided after hours heating and/or cooling for such Tenant's Premises, and Landlord collects a charge for such after hours heating and/or cooling, Landlord shall apply as a credit against such monthly amount due and payable by Tenant, an amount equal to $5.50 for each hour of after hours heating and/or cooling scheduled by each such other Tenant for which Landlord receives payment. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord. Subject to the reasonable approval of Landlord, Tenant, at Tenant's expense, shall also have the right to install and separately meter supplementary air-conditioning units in the Premises. Landlord agrees to furnish to the Premises water for lavatory and drinking purposes, subject to the provisions of subparagraph 12(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise due diligence to furnish uninterrupted service.

                        (c) Landlord and Tenant acknowledge that Tenant's actual
                   usage of electrical current at the 2nd floor (the "Actual Electrical Usage") is anticipated to exceed the standard amount of electrical current provided generally to other tenants in the Building without additional charge (the "Building Standard Electrical Usage"), and that the Actual Electrical Usage at the 2nd floor shall be separately metered. Tenant shall pay to Landlord as additional rent under this Lease the amount by which the Actual Electrical Usage costs for the 2nd Floor exceed the Building Standard Electrical Usage costs applicable to the 2nd floor (during each lease year of the Lease Term. At or about the commencement of each lease year during the Lease Term, Landlord shall estimate the Building Standard Electrical Usage costs, on a square foot basis, for such lease year. Using the metered electrical readings for the 2nd Floor for each month during the Lease Term, Landlord shall notify Tenant, after the expiration of each such month, of the amount by which Actual Electrical Usage costs for the 2nd Floor for such month exceed the estimated Building Standard Electrical usage costs for the 2nd Floor for such month. Tenant shall pay to Landlord the amount specified in such notification within thirty (30) days after receipt of such notification from Landlord. Within one hundred twenty (120) days after the end of such lease year, Landlord shall advise Tenant in writing of the actual Building Standard Electrical Usage costs for such Lease Year. if the estimated amount charged to Tenant for such Lease Year shall prove to be less than the actual amount owed by Tenant for such Lease Year, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, the estimated amount charged to Tenant for such Lease Year is greater than the actual amount owed by Tenant for such Lease Year, Tenant shall receive a credit (or in the event the Lease Term has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of estimated excess electrical usage costs owed by Tenant in the amount of such overpayment until depleted; provided, however, that the credit (or cash refund) to which Tenant shall be entitled for any such lease year shall not exceed the total estimated amount charged to and paid by Tenant for such Lease Year. Notwithstanding any of the foregoing provisions to the contrary, the estimated Building Standard Electrical Usage costs for the first year of the Lease Term shall be $0.80 per rentable square foot.

                        (d) Tenant will not without the written consent of
                   Landlord use any apparatus or device in the Premises which will result in electrical usage for the 3rd Floor or water usage for the Premises exceeding the amounts of such utilities that would be used if the Premises were used for standard office usage, including but not limited to, office desk top computers and related electronic equipment, typical for business offices at the time this Lease is entered into (the "Standard Office Usage"); nor connect with electric current, except through existing outlets in the 3rd Floor or water pipes, any apparatus or device for the purposes of using electrical current on the 3rd floor or water. If Tenant in Landlord's judgment shall require water or electrical current for the 3rd Floor or any other resource (other than electrical current for the 2nd Floor, which is separately metered) in excess of the Standard Office Usage (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord (which consent shall not be required for the use specifically permitted in Paragraph 4(a) of this Lease), which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, 3rd Floor electrical current or other such resource consumed. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, 3rd Floor electrical current or other such resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, 3rd Floor electrical current or other such resource so consumed.

                        (e) Landlord shall not be in default hereunder or be
                   liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of
                   (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption. Notwithstanding anything to the contrary in Paragraph 12 or elsewhere in this Lease, if the suspension, delay, discontinuance, or interruption of water or sewer service, or electrical service from the boundary of the Property to the main breaker panel for the Premises, continues for more than seven (7) consecutive business days, or for a total of thirty
                   (30) business days in any calendar year, rendering all or a material portion of the Premises untenantable, and the restoration of such services is within the reasonable control of the Landlord, Tenant shall be entitled to an equitable abatement of rent and other charges for the continuing period the Premises are thereby rendered untenantable.

                        (f) Any sums payable under this Paragraph 12 shall be
                   considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

                        (g) Tenant shall not provide any janitorial services
                   without Landlord's written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

13. ESTOPPEL       13.  Within seven (7) days following the Commencement Date or
    CERTIFICATE.   any written request which Landlord may make from time to
                   time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit "C" and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate shall at Landlord's option constitute a default hereunder or constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit "C" are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate. Within twenty (20) days following any written request which Tenant may make from time to time (but not more than two (2) times in any given calendar year), Landlord shall execute and deliver to Tenant a certificate with similar types of information as the certificate attached hereto as Exhibit "C".

14. HOLDING OVER.  14.  Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy of sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant who has executed a lease for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of reentry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

15. SUBORDINATION. 15.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land upon which the Building or any common areas are situated, and (b) the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens or interests of mortgages or deeds to secure debt to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt on the Building may reasonably require. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed to secure debt. Landlord represents that there are no existing mortgages superior to this Lease. Landlord shall obtain for Tenant's benefit from any future mortgagee of the Building a nondisturbance and attornment agreement with respect to this Lease.

16. RE-ENTRY       16.  Landlord reserves and shall at all times have the right
    BY LANDLORD.   upon reasonable prior verbal or written notice to Tenant
                   (except in the event of an emergency, in which event no prior notice shall be required) to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said
                   Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises as required by law or to fulfill
                   Landlord's obligations under this Lease and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably and Landlord shall use good faith efforts to minimize any interference with Tenant's operations within the Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided Landlord complies with the agreements in this paragraph. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time upon reasonable prior notice to Tenant, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided that no such change voluntarily conducted by Landlord shall materially and adversely affect
                   Tenant's access to or use of the Premises.

17. INSOLVENCY OR  17.  The appointment of a receiver to take possession of all
    BANKRUPTCY.    or substantially all of the assets of Tenant, or an
                   assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

18.  DEFAULT AND    18. The following events shall be deemed to be events of
     REMEDIES.      default by Tenant under this Lease:


                         (a) Tenant shall fail to pay when or before due any sum
                    of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of ten (10) days after written notice to Tenant; or

                         (b) Tenant shall fail to comply with any term,
                    provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within (i) twelve (12) hours after written notice to Tenant if the failure involves a condition hazardous or dangerous to life or property or (ii) thirty (30) days after written notice to Tenant in the case of any other failure; provided, however, that if such failure is not capable of being cured within such thirty (30)-day period, Tenant shall not be in default if Tenant commences such cure within said thirty
                    (30)-day period and diligently pursues such cure to completion (but in no event later than ninety (90) days after such notice to Tenant); or

                         (d) Tenant shall create or allow to be created in or
                    about the demised Premises any condition or circumstance constituting a hazard to people or property, a nuisance, a trespass, or other condition offensive to Landlord or others, whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action, and such condition or circumstance is not removed by Tenant within a reasonable period of time, not to exceed ten (10) days, after written notice to Tenant; or

                         (e) Tenant shall fail to vacate the Premises
                    immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

                         (f) If, in spite of the provisions hereof, the interest
                    of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant; or

                         (g) Tenant shall assign, sublet or transfer its
                    interest hereunder in violation of this Agreement.

                         Upon the occurrence of any such events of default
                    described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever:


                             (aa) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

                             (bb) Upon any of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, all to the extent permitted by, and exercised in accordance with, applicable law, lapse of time, by Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

                             (cc) Upon termination of this Lease, whether by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (dd)(ii) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

                             (dd) (i) Upon termination of Tenant's right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease. Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (bb) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

                                     (ii) Landlord may, but need not, relet the
                    Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any broker's commission incurred by Landlord (such amounts to be prorated over the term of any replacement lease in which the original term thereof extends beyond the original term of this Lease). If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Lessor's expenses of reletting (such amounts to be prorated over the term of any replacement lease in which the original term thereof extends beyond the original term of this Lease) and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency as it occurs and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

                             (ee) Landlord may, at Landlord's option, in accordance with and to the extent permitted by applicable law, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

                             (ff) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after notice to

                    Tenant of its removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

                         Pursuit of any of the foregoing remedies shall not
                    preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable attorneys' fees so incurred, if Landlord prevails in any such action or claim.

                         Without limiting the foregoing, to the extent permitted
                    by law, Tenant hereby: (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any Manager employed by Tenant upon the Premises constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means);(ii) expressly waives any right to trial by jury; and (iii) expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants.

19. DAMAGE BY       19. (a)  If the Building, improvements, or Premises are
    FIRE, ETC.      rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety
                    (90) days of such damage, then Landlord or Tenant may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord and Tenant each shall exercise its option provided herein by written notice to the other within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used. Landlord shall exercise its option to terminate provided in this paragraph only if Landlord also terminates the leases of similarly affected tenants that Landlord has the right to terminate.

                         (b) If this Lease is not terminated pursuant to Paragraph 19(a), then to the extent of available insurance proceeds, Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage); (provided, however, that Tenant may exercise its next available renewal option, if any, at such time to avoid the exercise by Landlord of such right).

                         (c) If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord or Tenant pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, up to a maximum extension of sixty (60) days.

                        In no event shall Landlord be required to rebuild,
                    repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant, except to the extent covered by Landlord's insurance and not Tenant's insurance. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or (ii) the ground lessor of any portion of the Property.

                        (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

                        (e) In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall reasonably request and Tenant, except to the extent resulting from the gross negligence or willful misconduct of Landlord, hereby indemnifies, defends and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of such removal and any alleged failure to properly secure the Premises prior to such removal; provided, however, that Tenant may store its property at the Premises so long as such storage does not interfere with any repair or restoration of the Premises or the Building.

20. CONDEMNATION.   20. (a)   If any substantial part of the Property, or any
                    portion of the Premises or such portion of the parking areas for the Building as will result in the Building having insufficient parking spaces under applicable zoning ordinances and insufficient parking spaces to provide 3.2 spaces per 1,000 square feet of rentable space in the Building, should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with access to the Premises or the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof.

                        (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

                        (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs, for Tenant's loss of business and/or business interruption, and for the value of Tenant's personal property.

21. SALE BY         21. In the event of a sale or conveyance by Landlord of the
    LANDLORD.       Building, the same shall operate to release Landlord from
                    any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease, which successor in interest shall be bound by the obligations and provisions hereof accruing during such party's ownership of the Building. Tenant agrees to attorn to the purchaser or assignee in any such sale.

22. RIGHT OF        22. All covenants and agreements to be performed by Tenant
    LANDLORD TO     under any of the terms of this Lease shall be performed by
    PERFORM.        Tenant at Tenant's sole cost and expense and without any
                    abatement of rent. If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord (or such longer period of time reasonably necessary to cure such failure, provided Tenant commences such cure within such ten (10)-day period and thereafter diligently pursues the same completion), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent. Nothing in this paragraph shall be deemed to create an event of default not otherwise provided for in paragraph 18 of this Lease.

23. SURRENDER       23. (a)   If requested by Landlord, tenant shall, at least
    OF PREMISES.    one hundred eighty (180) days before the last day of the
                    term hereof, give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein or in the failure of Tenant to give such notice shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

                        (b) At the end of the Lease Term, Tenant agrees to peaceably deliver up to the Landlord possession of the Premises, in the same condition as received on the 2nd Floor Commencement Date and the 3rd Floor Commencement Date, ordinary wear and tear, damage by fire, earthquake, and other acts of God excepted. Unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost and expense, all permanent improvements or additions to the Premises installed by or at the expense of Tenant after the lease commencement date, together with all furniture, equipment and computer and telephone cables belonging to Tenant (whenever installed), and repair any damage resulting from such removal. Any property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Landlord shall have the right to remove and dispose of such abandoned property, and the costs associated therewith shall be promptly reimbursed by Tenant.

                        (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24. WAIVER.         24. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time
                    Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

25. NOTICES.        25. Whenever any notice, demand or request is required or
                    permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

                    If to Landlord:          Galleria 400, LLC
                                             c/o Childress Klein Properties
                                             300 Galleria Parkway
                                             Suite 600
                                             Atlanta, Georgia 30339

                    If to Tenant:            Eltrax Systems, Inc.
                                             400 Galleria Parkway
                                             Suite 300
                                             Atlanta, GA 30339
                                             Attn: MANAGER

                    With a copy to:          Clunet Lewis
                                             Eltrax Systems, Inc.
                                             2000 Town Center
                                             Suite 690
                                             Southfield, Michigan 48075

                         Any notice, demand or request which shall be served
                    upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or by overnight courier service or (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.

                         Either Landlord or Tenant shall have the right from
                    time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

                         Notwithstanding the foregoing, all rental payments
                    under this Lease shall be sent to the address specified in paragraph 2(a) above.

26. CERTAIN RIGHTS  26.  Landlord reserves and may exercise the following rights
    RESERVED TO     without affecting Tenant's obligations hereunder:
    THE LANDLORD.

                         (a)   To change the name of the Building;
                         (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used in the Premises;
                         (c)   To retain at all times pass keys to the
                    Premises;
                         (d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, as long as such business or undertaking does not alter the Class A nature of the Building; and
                         (e) To close the Building after regular work hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and

                         (f) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be reasonably necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

                    Subject to the provisions of this Lease, and provided Landlord complies with all requirements of law, Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

27. ABANDONMENT.

28. SUCCESSORS      28. Subject to the provisions of Paragraph 9 hereof, the
    AND ASSIGNS.    terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

29. ATTORNEYS'      29. In the event that any action or proceeding is brought to
    FEES            enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the Court in such action or proceeding.


30. CORPORATE       30. If Tenant signs as a corporation, each of the persons
    AUTHORITY.      executing this Lease on behalf of Tenant does hereby
                    covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.
                    If Tenant signs as any other legal entity, Tenant shall provide Landlord with reasonable evidence of authority.
                    Landlord represents to Tenant that Landlord is a duly authorized and existing limited liability company, that Landlord has and is qualified to do business in Georgia, that Landlord has full right and authority to enter into this Lease, and that each of the persons signing on behalf of Landlord were authorized to do so.


31. MORTGAGE        31. Any provisions of this Lease requiring the approval or
    APPROVALS.      consent of Landlord shall not be deemed to have been
                    unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

32. MISCELLANEOUS.  32. (a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" as used in this Lease shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

                         (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Georgia. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

                         (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                         (d) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

                         (e) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

                         (f) Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord. Whenever a period of time is herein prescribed for any repairs or other nonmonetary actions to be made by Tenant, Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Tenant; excepting, however, that such limitations shall in no manner apply to any obligation to pay rent or any other obligation that can be satisfied solely by the payment of money.

33.  LANDLORD'S
     LIEN.


34.  QUIET          34. Landlord represents and warrants that it has full right
     ENJOYMENT.     and authority to enter into this Lease and that Tenant,
                    while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance, interference or molestation from Landlord or those claiming by or through Landlord, subject to the terms and provisions of this Lease; provided, however, that Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.
                    Landlord shall use good faith efforts to stop any other tenant in the Building from taking actions not permitted in its lease that interfere with or disturb Tenant's occupancy of the Premises.


35. LANDLORD'S
    LIABILITY.      Any liability of Landlord hereunder shall be enforceable
                    only out of the interest of Landlord in the Building and the Property and in no event out of the separate assets of Landlord or any shareholder or partner of Landlord.

36. RIGHT TO
    RELOCATE.


37. NO ESTATE.          37. This contract shall create the relationship of
                        Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

38. LEASE               38. Submission of this instrument for examination or
    EFFECTIVE DATE.     signature by Tenant does not constitute a reservation of
                        or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both
                        Landlord and Tenant.

39. RULES AND
    REGULATIONS.        39. (a) Tenant shall faithfully observe and comply with
                        the rules and regulations printed on or annexed to this Lease as Exhibit "A" which is attached hereto and made a part hereof and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall supply Tenant with any changes or amendments to said rules. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant shall faithfully observe and comply with the rules and regulations put into effect from time to time by the owners of other buildings and property within the Atlanta Galleria complex and applicable to the common areas serving the Atlanta Galleria complex.
                        Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations. Landlord shall not enforce any such rules and regulations in a discriminatory manner.

                              (b) Tenant acknowledges and agrees that Landlord
                        may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statute (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Atlanta Galleria complex, including the hotel, office towers, parks, gardens, roadways, parking lots, parking decks, performance stages, and all other buildings, land or property, if Landlord reasonably determines that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building. Tenant shall not be responsible for enforcing any such prohibition by Landlord. Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute.

40. SPECIAL             40. Special Stipulations to this Lease are set forth on
    STIPULATIONS.       Exhibit "E" attached hereto and made a part hereof. In
                        the event of any conflict between any provision set forth in Exhibit "E" and any provision contained elsewhere in this Lease, the former in all events shall supersede, prevail and control.

41. GUARANTY.


42. CONDITION.

43. BROKERAGE           43. Each Landlord and Tenant represents that it has not
    COMMISSIONS.        engaged or worked with any real estate brokers or agents
                        other than The Dryman Team and Childress Klein
                        Properties (collectively, "Brokers") in connection with this Lease for the Premises. Tenant shall indemnify and hold harmless Landlord and Landlord's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Brokers to the extent that Tenant has engaged such person or such claim results from any action of Tenant. Landlord shall be responsible for the payment of commissions to Brokers pursuant to separate agreements with Landlord. Landlord shall indemnify and hold harmless Tenant and Tenant's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity to the extent that Landlord has engaged such person or such claim results from any action of Landlord.


44. EXCULPATION         44. This Lease is executed by certain employees of The
                        State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers
                        Retirement Board of Ohio ("STRBO"). In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord
                        (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO. Nothing contained in this Paragraph 44 shall be deemed to limit the provisions of Paragraph 35 above.


                        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                   LANDLORD: GALLERIA 400, LLC


                                   By:  /s/ Stephen A. Mitchell
                                      -----------------------------------
                                      Name:  Stephen A. Mitchell
                                           ------------------------------
                                      Title:  Deputy Executive -
                                              Director - Investments
                                            -----------------------------

                                   Attest:  /s/ Lora J. Rodgers
                                          -------------------------------
                                          Name:  Lora J. Rodgers
                                               --------------------------
                                          Title:  RE Support Asst. -
                                                  MW Region
                                               --------------------------

                                   TENANT: ELTRAX SYSTEMS, INC.


                                   By:  /s/ Don G. Hallacy
                                      -----------------------------------
                                      Name:  Don G. Hallacy
                                           ------------------------------
                                      Title:  President & CEO
                                            -----------------------------

                                   Attest:  /s/ William A. Fielder, III
                                          -------------------------------
                                          Name:  William A. Fielder, III
                                               --------------------------
                                          Title:  CFO
                                               --------------------------


                                                    (CORPORATE SEAL)

                                  EXHIBIT "A"

                              RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord or in this Lease.

2. Except for exterior signage of Tenant otherwise expressly permitted in this Lease, no sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of Tenant.

            If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

            All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom, including the names of any subtenants of Tenant.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord. In any event with the prior written consent of landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6pm and 8am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

            Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

            During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7. No Tenant shall accept barbering or bootblacking or carwashing services in its Premises or in the Building, or on the Property, except from persons authorized by Landlord.

8. Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord. On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord.

11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord $7.00 per key and $10.00 per card for replacement thereof, which amounts are subject to change based upon changes in Landlord's actual costs for replacement thereof.


12. The toilet rooms, toilets, urinals, wash bowls and other apparatus within the Premises shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

13. No Tenant shall use or keep in its Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord or as permitted in this Lease. In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

14. No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15. No cooking shall be done or permitted by any Tenant on its Premises without the consent of Landlord (except that use by the Tenant of Underwriters' Laboratory approved microwaves and/or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall Premises be used for lodging.

16. Except with the prior written consent of Landlord, no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant's lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

19. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building except as permitted in this Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be reasonably designated by Landlord. Except with respect to Tenant's initial move into the Premises, in the event Landlord permits use of the Building's loading dock and/or elevators after normal Building hours, then Landlord shall have the right to impose reasonable charges on Tenant for such use. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.


22. No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

23. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

24. Each Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

26. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.


29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

     Landlord shall not enforce the Rules and Regulations in a discriminatory manner.

32. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted, provided such additional rules and regulations are of a type customarily adopted for similar first-class office buildings and apply to all tenants of the Building.

33. All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

34. All work proposed by Tenant in the Premises must be pre-approved by Landlord. Tenant will refer all contractors, contractors representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

38. Smoking of tobacco products (including, but not limited to, cigarettes, cigars, pipes or similar utensils) is expressly prohibited in the lobby, hallways, elevators, building entrances, restrooms, stairwells and common areas in and around the Building. Tenant shall not permit any of its employees, agents, servants, licensees, contractors or invitees to smoke in those areas specified in the immediately preceding sentence. Tenant further agrees either (i) to prohibit smoking within the Premises, or (ii) if smoking is permitted by Tenant within the Premises, to take, at Tenant's sole expense, such steps (which steps may include, but not be limited to, installing exhaust equipment to supplement the Building's heating, ventilation and air conditioning system) as shall be required by Landlord to avoid any infiltration of smoke from the Premises into the space of other tenants or the common areas in the Building. Tenant further agrees that if Tenant shall have taken steps to reduce or eliminate infiltration of smoke into the space of other tenants, and, notwithstanding these steps, smoke from the Premises continues to be a nuisance to other tenants in the Building, then Landlord shall have the right to prohibit smoking in the Premises altogether. Tenant acknowledges and agrees that (a) Landlord has the right under this paragraph to restrict and/or prohibit smoking in the Premises, (b) smoking in the Premises is not an absolute or inherent right of Tenant and (c) Landlord's determination that smoking in the Premises must be abated shall be final. To enable smokers to have an area outside of the Building in which to smoke, the Landlord shall designate from time to time specific areas where smoking is permitted, to the extent permitted by applicable laws and regulations. Smokers are required to keep all designated smoking areas clean, attractive and free of litter. In order to comply with present or future laws, regulations or guidelines of governmental entities relating to workplace health and safety, Landlord retains the right to further alter, move or eliminate such smoking areas from time to time and to establish regulations relating thereto as Landlord reasonably deems necessary or appropriate.

                                  EXHIBIT "B"

                             WORK LETTER AGREEMENT

1.   IMPROVEMENTS

     (a) At Tenant's expense, Landlord shall furnish and install substantially in accordance with the construction drawings and specifications approved by Tenant and Landlord, partitions, doors, lighting fixtures, acoustical ceiling, floor coverings, electrical outlets, telephone outlets, air conditioning, fire sprinklers, signage, wall finishes, and construction clean-up and other improvements required by Tenant which are normally performed by the construction trades, but excluding those items to be constructed by Landlord pursuant to Paragraph 1(b) below (collectively, the "Tenant Improvements"). Landlord shall cause to be prepared at Tenant's expense all architectural plans and specifications, and all structural, mechanical and electrical engineering plans and specifications (the "Plans") required for Tenant's occupancy. The preparation of the Plans shall not include selection of non-building standard finishes, or any fixtures or furniture, or any other elements of interior design.

     (b) At Landlord's expense, Landlord shall or has provided the following (hereinafter referred to as "Landlord's Work"):

     1. HEATING, VENTILATION AND AIR-CONDITIONING: Building standard primary duct work and perimeter supply and return grilles served by a central air system to provide normal air conditioning and heating. The cost of changes necessitated by Tenant's work shall be paid by Tenant.

     2. CEILING GRID AND STANDARD LIGHTING: Building standard ceiling grid. Building standard acoustical ceiling tiles in crates stacked on floor. Twenty-four (24) fluorescent building standard lighting fixtures per 2,000 rentable square feet in vacuum packed containers stacked on floor. All costs to install ceiling tiles and light fixtures to be at Tenant's expense.

     3. SUBFLOOR: Concrete floor, finished, ready for application of carpet, vinyl composition tile or other floor covering.

     4. FIRE SPRINKLERS: Building sprinkler heads turned up to within twelve
(12) inches of structure in a general protective pattern as required by code. The cost of changes necessitated by Tenant's work shall be paid by Tenant.

     5. RESTROOMS: Building standard restrooms complete and operational.

     6. ELEVATOR LOBBY: Elevator lobby walls taped and sanded, ready for Tenant finish: concrete floors ready for Tenant finish, and painted drywall ceilings.

2.   LANDLORD'S ALLOWANCE

     As Landlord's contribution to work provided in Paragraph 1(a), Landlord shall provide Tenant with an allowance of One Million Twenty-Six Thousand Thirty-Nine and No/100 Dollars ($1,026,039.00), hereinafter referred to as "Landlord's Allowance". Notwithstanding the above, Tenant may, at Tenant's discretion, use all or any portion of the Landlord Allowance for costs related to design and construction of the Tenant Improvements, Tenant's signage costs, moving expenses and installation of Tenant's furniture; provided, however, that as a condition to Tenant's right to use Landlord's Allowance for the foregoing purposes, Tenant first shall be required to improve and finish all portions of the Premises in accordance with the Plans.

3.   TENANT'S COST

     (a) Tenant shall bear the cost, if any, of the work described in Paragraph 1(a) over and above the Landlord's Allowance provided by Landlord under Paragraph 2 (Paragraph 3 work is hereinafter referred to as "Tenant's Cost"). Any modifications of any part of the work described in Paragraph 1(a) already completed that are requested by Tenant shall constitute part of Tenant's Cost.

     (b) Subject to application of the Landlord's Allowance, Tenant shall pay for all costs associated with any Tenant-requested changes or modifications of the improvements as defined by the Plans in Paragraph 1(a) of this Exhibit "B" after the Plans have been approved by Tenant. Tenant will be liable for any increase in construction costs resulting from any Tenant Delay as defined in Paragraph 1(b) of the Lease.

     (c) Tenant shall pay one-half (1/2) of all amounts payable by Tenant to Landlord pursuant to this Exhibit "B" immediately following Tenant's approval of the price to be paid to Landlord as per Paragraph 4(b) hereof, and Tenant shall pay the remaining amounts immediately upon the Commencement Date of the Lease.



4.   PLANNING SCHEDULE
     (a) Preparation and Approval of Plans:
     (i) Landlord and Tenant shall diligently pursue the preparation of the plans for the Tenant Improvements.

     (ii) The Plans shall then be prepared in conformance with Landlord's requirements and all applicable codes, ordinances and laws, and shall specify materials and details of equal or better quality to Landlord's building standard. The Plans shall be subject to approval of Landlord and the Code Officials having jurisdiction. Landlord shall submit complete construction plans to Tenant for approval.

     (b) Upon receipt of the approved Plans, Landlord shall provide a quotation based upon competitively bid sub-contract pricing for the work to Tenant for approval as the price for the Tenant Improvements and the amount to be paid by Tenant to Landlord for Tenant's Cost. Upon written approval of such price by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Plans as the basis on which the quotation was made, and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with such Plans. Tenant will not unreasonably withhold its approval of such price.

5.   TENANT'S WORK

     All work not within the scope of the normal construction trades employed in the Building, including, but not limited to, furnishing and installing of telephones, furniture, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors, and labor shall be acceptable to and approved by Landlord and shall be subject to the administrative supervision of Landlord. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the work without interruption on account of strikes, work stoppages or similar causes for delay. Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use; provided, however, that if such entry is prior to the Commencement Date, such entry shall be subject to all the terms and conditions of the Lease, except the payment of rent (including monthly base rent and payments of Direct Operating Expenses).

                                  EXHIBIT "C"
                       TENANT LEASE ESTOPPEL CERTIFICATE

Landlord:      GALLERIA 400, LLC

Tenant:        ELTRAX SYSTEMS, INC.

Premises:      SUITE 200 AND SUITE 300

Area:                          Sq. Ft.           Lease Date:
               ----------------                             --------------------

     The undersigned Tenant under the above-referenced lease (the "Lease")
hereby ratifies the Lease and certifies to                ("Landlord") as owner
of the real property of which the premises demised under the Lease (the "Premises") is a part, as follows:

     1. That the term of the Lease commenced on                    , 19  and the
Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by the Tenant.

     2. That the Lease calls for monthly rent installments of $           to
date and that the Tenant is paying monthly installments of rent of $
which commenced to accrue on the            day of           , 19  .

     3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month. There is no "free rent" or other concession under the remaining term of the Lease, and the rent has been paid to
and including             , 19  .

     4. That a security deposit in the amount of $            is being held by
Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

     5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

     6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:
(Initial One)

        (  )   not been amended, modified, supplemented, extended, renewed or assigned.

        (  )   been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------

     7. That the Lease provides for a primary term of           months; the term
of the Lease expires on the                 day of            , 19  ; and that:
(Initial One)

         (  )  neither the Lease nor any of the documents listed in Paragraph 6
               (if any), contain an option for any additional term or terms.

         (  )  the Lease and/or the documents listed under Paragraph 6, above,
               contain an option for                      additional term(s) of
                       year(s) and           month(s) (each) at a rent to be
               determined as follows:

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------


     8. That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

     9. That, to the best of Tenant's knowledge, there is no apparent or likely contamination of the real property or the Premises by hazardous materials by Tenant or anyone for whom Tenant is responsible, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

     10. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

     11. That this is made knowing that Landlord is relying upon the representations herein made.


                                       Tenant:

                                       -------------------------------------

Dated:                                 By:
      ---------------------               ----------------------------------
                                          Typed Name:
                                                     -----------------------
                                          Title:
                                                ----------------------------

                                 [400 GALLERIA DIAGRAM]




400 GALLERIA                                            FORMATO CONSULTING, INC.
CHILDRESS KLEIN PROPERTIES                                         "THE COTTAGE"
--------------------------                            1154 LOWER BIRMINGHAM ROAD
300 GALLERIA PARKWAY, N.W. SUITE 600                       CANTON, GEORGIA 30115
ATLANTA, GA 30339                                                PH 678.319.0600
     PH 770-859-1200 / FAX 770-859-1299       REVISED 2.17.99   FAX 678.319.0699




                                  Exhibit "D"
               Added to and made part of Lease Agreement between
                       Galleria 400, LLC ("Landlord") and
                        Eltrax Systems, Inc. ("Tenant")
                                  Suite:  200
                         Rentable Square Feet:  24,273

[400 GALLERIA DIAGRAM]











-------------------------------------------------------------------------------
400 GALLERIA                                           FORMATO CONSULTING, INC.
CHILDRESS KLEIN PROPERTIES                                        "THE COTTAGE"
--------------------------                           1154 LOWER BIRMINGHAM ROAD
300 GALLERIA PARKWAY, N.W.  SUITE 600                    CANTON, GEORGIA  30115
ATLANTA, GA  30339                                              PH 678.319.0600
         PH 770-859-1200 / FAX 770-859-1299  REVISED 2.17.99   FAX 678.319.0699
-------------------------------------------------------------------------------




               Added to and made part of Lease Agreement between
                       Galleria 400, LLC ("Landlord") and
                        Eltrax Systems, Inc. ("Tenant")
                                   Suite: 300
                          Rentable Square Feet: 24,586

                                  EXHIBIT "E"

                              SPECIAL STIPULATIONS

Added to and made part of Lease Agreement between Galleria 400, LLC ("Landlord") and Eltrax Systems, Inc. ("Tenant").

1.

2. At or before the execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional Letter of Credit (herein, together with all replacements thereof, being called the "Letter of Credit") issued by State Street Bank or another bank or financial institution acceptable to Landlord. The Letter of Credit shall be in an initial amount equal to $250,000.00. On or before the Commencement Date, Tenant shall cause the Letter of Credit amount to be increased to $500,000.00. The Letter of Credit amount shall decrease by $100,000.00 on each anniversary of the final Commencement Date. The term of the Letter of Credit shall extend from the date of the Lease through the Fifth (5th) anniversary of the final commencement date. At Tenant's option, the initial Letter of Credit may be for a term of not less than one (1) year, and, in such event, such Letter of Credit shall be extended by Tenant for periods of not less than one (1) year each so that the Letter of Credit, as extended and replaced, remains continually in existence during the entire period required. Notwithstanding any provision to the contrary herein, if such Letter of Credit is for a term shorter than the entire period required for the Letter of Credit in this Paragraph, Landlord, upon ten (10) days prior notice to Tenant, may draw upon the entire amount of the Letter of Credit in the event Landlord shall not receive, at least forty (40) days prior to the expiration date of such Letter of Credit, a replacement Letter Of Credit in form and substance identical to said Letter Of Credit so expiring and otherwise satisfying the obligations herein. The failure of Tenant to provide a replacement Letter of Credit in accordance with the provisions hereof for any expiring Letter of Credit shall be an event of default by Tenant under this Lease if the Letter of Credit is not drawn in full by Landlord and Tenant does not either replace the Letter of Credit or pay to Landlord the amount thereof within ten (10) days after written request by Landlord and shall entitle Landlord to exercise any and all remedies provided in this Lease or otherwise available to Landlord.

     The Letter of Credit shall be in form acceptable to Landlord and shall provide that the only condition to a draw under the Letter of Credit shall be the presentation by Landlord of a sight draft and a statement that Landlord is entitled to draw under the Letter of Credit. The form of letter of credit attached hereto as Exhibit "E-1" and made a part hereof is acceptable to Landlord. The Letter of Credit shall be transferable and assignable by Landlord to Landlord's successor in interest in the Building, in whole or in part, without cost to Landlord. Tenant shall pay all costs and shall take all steps necessary for any such proposed transfer or assignment of the Letter of Credit. If Tenant fails to pay such costs or take such steps in connection with a proposed transfer or assignment of the Letter of Credit, then Landlord, without any further notice to Tenant, may draw upon the Letter of Credit in whole or in part (at Landlord's option) and may transfer the proceeds of such draw. The Letter of Credit may be drawn in whole or in part by Landlord (at Landlord's option) from time to time (and more than one time for partial draws) upon the occurrence of any event of default by Tenant under this Lease, which default is not cured within any applicable cure period, and without any further notice to Tenant. Landlord may draw upon the Letter of Credit without proceeding against any person or exhausting any other remedies which Landlord may have and without resorting to any other security held by Landlord. Landlord may apply the proceeds of the Letter of Credit in any order or manner to any amounts owed by Tenant under or pursuant to the Lease, and the balance of the Letter of Credit proceeds, if any, after expiration or termination of this Lease and payment in full of all amounts at any, time due to Landlord under this Lease, shall be paid to Tenant. All amounts drawn by Landlord under the Letter of Credit which Landlord is entitled to so apply shall immediately become the property of Landlord and shall be retained by Landlord. In no event shall any such application cure any event of default by Tenant under this Lease. Furthermore, in no event shall the Letter of Credit, or Landlord's right to draw upon the Letter of Credit, be affected or impaired by (i) the waiver, compromise, settlement, termination or other release of the performance or observance by any person liable or to become liable for the obligations under this Lease; (ii) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Lease; (iii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting Tenant, or any allegation or contest of the validity of this Lease; or (iv) the taking or the omission of any of the actions referred to in this Lease. Notwithstanding any provisions to the contrary herein, in the event that the Letter of Credit is drawn upon by Landlord, then upon the application of any proceeds of such draw to any amounts owed by Tenant under or pursuant to this Lease, Tenant shall restore and repay to

     Landlord the amount so applied by Landlord within ten (10) days after notice by Landlord to Tenant of such application by Landlord.

     Failure of Tenant to comply with the provisions of this Paragraph shall constitute an event of default under this Lease.

3. (a) Prior to the second (2nd) anniversary of the final commencement date, Tenant shall lease an additional 12,947 rentable square feet on the fourth
     (4th) floor of the Building, such space being more particularly identified on Exhibit "E-2" attached hereto and made a part hereof. Such expansion space shall be incorporated into this, Lease at the then current rental rate set forth in this Lease. The Landlord's Allowance for such space shall be prorated based upon the date Tenant commences paying rent for such expansion space and the remaining initial term of this Lease.

     (b) Provided Tenant is not in default, Tenant shall have a right of first refusal on the remainder of the fourth (4th) floor of the Building. Landlord agrees to retain the fourth (4th) floor as a multi-tenant floor unless the fourth (4th) floor is leased entirely by Tenant. Upon receipt of written notice from Landlord that a third party has made a bonafide offer to lease any portion of the fourth (4th) floor that Landlord intends to Lease, Tenant shall respond to Landlord within seven (7) days whether it intends to lease the space at the financial terms offered by Landlord, excepting that the lease form shall be consistent with the form of this Lease and (i) if the term of such lease offered by Landlord is less than the then remaining term under this Lease, the term of the lease of such space by Tenant shall be for the remaining term of this Lease or (ii) if the term of such lease offered by Landlord is greater than the then remaining term under this Lease, the term of the lease of such space by Tenant shall be for the term so offered by Landlord, not to exceed the greater of the then remaining term under this Lease or five (5) years. If the term of the lease of such space by Tenant is different than the term offered by Landlord as a result of the application of the immediately preceding sentence, then Landlord and Tenant agree to use good faith efforts to appropriately adjust the tenant improvement allowance and other economic terms of such lease (but not the stated monthly rent) that are appropriately impacted by the length of the term of such lease. If Tenant indicates that it will not lease the space offered, Landlord may proceed to lease it to another party and Tenant shall have waived its right to lease that space. If Tenant indicates that it will lease the space offered, Tenant and Landlord shall execute an amendment to this Lease for the space within ten (10) days of notifying Landlord of its intention to lease the space.

4. Provided that Tenant shall not then be in default under any of the terms and conditions of this Lease, Tenant shall have the right to extend the Lease Term for two (2) additional successive periods of five (5) years each (individually an "Option Term" and collectively the "Option Terms"), provided that Tenant shall deliver to Landlord written notice of its election to extend the initial Lease Term at least seven (7) months prior to the expiration date of such Lease Term or the expiring Option Term, as the case may be. Except as expressly otherwise provided herein, all the covenants, agreements, terms and conditions contained herein shall remain in full force and effect during each Option Term. The rent for each Option Term shall be established as the Building Market Rate in effect at the time Tenant notifies Landlord of its election to extend the term hereof, taking into account the savings afforded the Landlord as a result of the avoidance, if applicable, of a new tenant improvement allowance and leasing commissions. Landlord shall notify the Tenant (the "Rent Notice") of the Building Market Rate for the applicable Option Term within fifteen (15) days after receipt of the Tenant's extension notice, and Tenant shall have the right, exercisable within fifteen (15) days of Tenant's receipt of the Rent Notice, to either accept the Building Market Rate, in which case this Lease shall be extended for such next Option Term, or advise the Landlord that the Building Market Rate is not acceptable, in which case, this Lease shall not be extended for such Option Term, notwithstanding the Tenant's prior notice.

5. Tenant shall have the right to install its name on exterior Building monument sign. The signage must be approved by Landlord and any costs associated are to be paid for by Tenant.

6. Tenant may install a satellite dish or antennae on the rooftop at a cost of $300.00 per month. The location of either dish or antennae must have prior approval by Landlord and must not interfere with other dishes or antennae on the roof. After installation by Tenant of any such dish or antenna, which dish or antenna does not interfere with other dishes or antennae on the roof of the Building, Landlord agrees to prohibit other tenants in the Building from locating other dishes or antennae on the roof of the Building that will interfere with Tenant's dish or antenna.

7. Tenant may have up to 3,000 square feet of storage in the basement at a rental rate of $13.00 per square foot, such square footage of storage space to be specified by Tenant prior to the Commencement Date. Any costs associated with the build-out will be the responsibility of Tenant.

8. Landlord agrees that Tenant's parking shall be available on a first come, first served basis, whether covered or uncovered, and is available at a ratio of 3.2/1,000 square feet. In the event Landlord permits another tenant in the Building to have parking spaces reserved specifically for such other tenant, Landlord agrees to permit Tenant the right, upon the same terms and conditions agreed to by such other tenant, to have reserved parking spaces in the same ratio to rentable square feet of the Premises as such other tenant has to rentable square feet in such other tenant's space; provided, however, that such foregoing right shall not be applicable in the event Landlord permits executive reserved parking for all tenants in the Building.

9.   [Intentionally omitted]

10. On the Fifth (5th) Anniversary of the Final Commencement Date, Landlord shall pay Tenant a refurbishment allowance of $4.00 per rentable square foot for refurbishment of the Premises. At Tenant's option, in lieu of receiving a portion of such refurbishment allowance on the Fifth (5th) Anniversary of the Final Commencement Date, Tenant may elect to increase the Landlord's Allowance (as defined in Exhibit B to this Lease) by the amount of such portion of the refurbishment allowance, discounted over a sixty (60)-month period at the rate of ten percent (10%) per annum.

11.  [Intentionally omitted]

12.  [Intentionally omitted]

13. Subject to the following provisions, Tenant shall have the right, at Tenant's sole cost and expense, to install, maintain and operate an electric power generator (the "Generator") at a location on the Property approved by Landlord. The Generator shall be adequately screened from view and landscaped in a manner approved by Landlord. Landlord shall have the right to review and approve the Generator and all plans relating thereto prior to Tenant's installation of the Generator. Tenant will exercise every reasonable effort to minimize any, disruption of activity otherwise occurring in or about the Project in connection with Tenant's installation, operation, maintenance and removal of the Generator. If Landlord is required by applicable law to relocate the Generator, then, at Landlord's request, Tenant shall, at Tenant's cost and expense, relocate the Generator to an area designated by Landlord. Tenant will insure that the Generator and each part of it will be installed and operated in accordance with all applicable laws. Tenant will immediately remove and hereby agrees to indemnify, defend and hold Landlord harmless in connection with any mechanic's liens on the Project or the Property which result from work associated with the installation, operation, maintenance or removal of the Generator. Tenant will obtain all licenses or approvals required to install the Generator and will operate the Generator in a manner that will not interfere with the quiet enjoyment or business operations of other tenants in the Building or the Project. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages and liabilities arising from Tenant's installation, operation, maintenance or removal of the Generator, except if resulting from Landlord's gross negligence. Such indemnity shall include damage to property and injury or death to persons. At Landlord's request given within thirty (30) days after termination of this Lease, Tenant, at Tenant's sole cost and expense, shall remove the Generator upon the expiration or termination of this Lease and shall repair all damage as a result of Tenant's installation of the Generator, thereby restoring the Property to its condition prior to the installation of the Generator, normal wear and tear excepted.

14. In the event of any failure to perform any of the terms, conditions or covenants of this Lease to be observed or performed by Landlord for more than thirty (30) business days after written notice of such failure shall have been furnished to Landlord, or with respect to a failure which Landlord is able to cure but which cannot be cured within the said thirty
     (30) business day period, if within the said thirty (30) business day period Landlord has not started to pursue performance or if Landlord shall fail to continue to diligently pursue such performance, then Tenant shall have the right to perform on behalf of Landlord, and any reasonable cost or expense incurred by Tenant in any such performance shall be reimbursed to Tenant by Landlord.

15. During the Lease Term, Landlord shall provide security for the Building at a level consistent with the level of security provided to other office buildings in the Atlanta Galleria complex.

                                 EXHIBIT "E-1"

                             LETTER OF CREDIT FORM

                     LETTER OF CREDIT NO. 001-LC-000000-99

DATE:

                                    [SAMPLE]

TO:  Galleria 400, LLC
     C/O Childress Klein Properties, Inc.
     300 Galleria Parkway, NW
     Suite 600,
     Atlanta, GA  30339
     ("Beneficiary")


     At the request of Eltrax Systems, Inc. ("Applicant"), 2000 Town Center, Ste 690, Southfield, MI 48075, we hereby establish this irrevocable, and transferable Letter of Credit No: 001-LC-000000-99 in your favor in the amount of USD500,000.00 (Five Hundred Thousand and 00/100 United States Dollars) effective immediately and available for payment against your draft(s) at sight on us at our office at 225 Franklin Street Boston, MA 02110 Attn: Manager, Global Trade Banking, 18th Floor. This letter of Credit expires at our close of business on January 1, 2001, subject to automatic extension as provided below.

Drafts must be accompanied by, a written statement, signed by a authorized agent of the beneficiary in either of the following forms:

     1. "I certify that in accordance with the Office Lease Agreement (the "Lease"), dated _______, 1999, between Galleria 400, LLC as Landlord, and Eltrax Systems, Inc. as Tenant, as may be amended and assigned, the undersigned, as the current landlord under the Lease, is entitled to draw under this Letter of Credit in the amount requested."


                                       OR

     2. "I certify that the undersigned, as the current landlord under the Office Lease Agreement (the "Lease"), dated _________, 1999, between Galleria 400, LLC as Landlord, and Eltrax Systems, Inc. as Tenant, as may be amended and assigned, received a written notice of the election of State Street Bank not to renew its Letter of Credit no. 001-LC-000000-99, and as a result thereof, the undersigned is entitled to draw under this Letter of Credit in the amount requested."

                                    [SAMPLE]

Page Two of Letter of Credit No: 001-LC-000000-99


It is a condition of this Letter of Credit that it will be automatically reduced annually on it anniversary date as follows:

Effective January 1, 2001                Balance reduced to $400,000.00
     "    January 1, 2002                   "       "       $300,000.00
     "    January 1, 2003                   "       "       $200,000.00
     "    January 1, 2004                   "       "       $100,000.00
     "    January 1, 2005                   "       "       $0.00

     Partial Drawings are permitted under this Letter of Credit.

     Upon the request of the Beneficiary and without any consent or approval of Applicant, this Letter of Credit is transferable by the Beneficiary to its successor in interest in the ownership of the Building in which the premises covered by the Lease are located, without charge to the Beneficiary or Applicant. This Letter of Credit may be transferred more than once in accordance with the foregoing provisions, at the sole request of the then current Beneficiary. The attached Exhibit A must accompany any request for transfer.

     All charges under this Letter of Credit are for the account of the Applicant.

     This Letter of Credit shall be deemed to be automatically extended without amendment for one year from the expiration date hereof, and all future expiration dates but not beyond January 1, 2005 unless at least Ninety (90) days prior to any expiration date we notify you, or your Transferee (provided we receive written notice of any such transferee's address) by overnight courier that we elect not to consider this Letter of Credit renewed for any such additional period.

     This letter of credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended or amplified by reference to any note, document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to be incorporated herein by reference to any note, document or agreement.

Sight Drafts drawn under this Letter of Credit must bear upon their face "Drawn under State Street Bank Letter of Credit No. 001-LC-000000-99."

All drawings must be made by presentation of each Draft to our Office at 225 Franklin Street, 18th Floor, Boston, MA as aforesaid, Attention: Manager Letter of Credit Department.

Payments under this Credit will be effected only to the Beneficiary or Beneficiary's transferee. No payments will be made to third parties.

                                    [SAMPLE]

Except as otherwise expressly stated herein, this Letter of Credit is Subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), of the International Chamber of Commerce, (Publication 500).

We engage with you that all drafts drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly and unconditionally honored on presentation to us at our office at 225 Franklin Street, Boston, MA.


                               Very Truly Yours,
                      State Street Bank and Trust Company





By:                                            By:
   ---------------------------                    ----------------------------



                                                  WE CONCUR WITH THE TERMS AND
                                                  CONDITIONS AS STATED HERE IN.


                                                  -----------------------------
                                                     AUTHORIZED SIGNATURE(S)

                                    [SAMPLE]


                         EXHIBIT A TO LETTER OF CREDIT

State Street Bank and Trust Company
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110                            Date:
                                                            ----------------

Attention:   Manager, Letter of Credit Department

Re:   State Street Bank Irrevocable Letter of Credit No.


Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee")

                      (Name of Transferee)

                      (Address)

     All rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary, in the Letter of Credit, are transferred to the Transferee. The Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments to the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the Stated Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised directly to the Transferee without necessity of a consent of or notice to the undersigned beneficiary.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

     Your Transfer Commission and any expenses which may be incurred by you in connection with this transfer will be billed to your customer, and the payment of any such amounts shall not be a condition to this transfer.

                                    Yours very truly,

SIGNATURE AUTHENTICATED                    -------------------------------------
                                           By
---------------------------------            -----------------------------------
       (Bank)                                           Authorized Officer


---------------------------------
(Authorized Signature)

                                 EXHIBIT "E-2"


                              ADDITIONAL PREMISES





[400 GALLERIA DIAGRAM]



================================================================================

                                   EXHIBIT F

                            [INTENTIONALLY OMITTED]

                                  EXHIBIT "G"

                                   INSURANCE

1.   COMMERCIAL GENERAL LIABILITY POLICY (1986 OR LATER EDITION)

     General Liability Limits:

     $2,000,000 General Aggregate
     $2,000,000 Products and Completed Operations
     $1,000,000 Personal and Advertising Injury
     $1,000,000 Each Occurrence
     $   50,000 Fire Damage Limit (any one fire)
     $    5,000 Medical Expense Limit (any one person)

     Said policy shall have no deductible or Self Insured Retention without prior written approval.

2.   UMBRELLA/EXCESS LIABILITY

     General Limits:

     $ 1,000,000 Each Occurrence
     $ 1,000,000 General Aggregate

3.   WORKERS COMPENSATION

     The policy must comply with all statutory requirements

     Employer's Liability:

     $ 100,000 Bodily injury by accident
     $ 500,000 Policy limit by disease
     $ 100,000 Bodily injury by disease each employee

4.   TENANT PROPERTY

     The policy must cover all direct physical loss equal to 100% replacement cost of Tenant's personal property, all improvements and alterations, fixtures and equipment.

All of said policies shall: (i) name Landlord, Landlord's agent, and Childress Klein Properties, Inc., together with their respective affiliates, as additional insureds and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company licensed to do business in the State of Georgia which is acceptable to Landlord and rated at least "A" by A.M. Bests Rating Guide, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord and Landlord's property manager. Said policies or certificates thereof shall be delivered to Landlord and Landlord's property manager by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.